Exhibit 99.1

Battalion Oil Corporation Announces Second Quarter 2025 Financial and Operating Results

HOUSTON, TEXAS – August 14, 2025 – Battalion Oil Corporation (NYSE American: BATL, “Battalion” or the “Company”) today announced financial and operating results for the second quarter of 2025.

Key Highlights

●	Generated second quarter 2025 sales volumes of 12,989 barrels of oil equivalent per day (“Boe/d”) (49% oil)
●	Continued to lower capex per well, outperforming AFE estimates
●	Completed drilling operations on final two wells of 2025 six-well plan – wells online July 5, 2025
●	AGI facility ceased operations effective August 11, 2025

Management Comments

The Company completed drilling operations of its previously announced 2025 six-well activity plan, completing the remaining two wells in the West Quito area. Both wells were drilled ahead of schedule and under AFE budget estimates by approximately $1.0 million per well. Initial production rates from these are outperforming legacy offset wells. Additionally, offset wells have observed positive frac interference, increasing their daily oil production. This performance further confirms the excellent drilling location inventory in the West Quito area.

During the second quarter 2025, the acid gas injection (“AGI”) facility treated approximately 2.2 Bcf or 24 MMcf/d average and returned approximately 18 MMcf/d of sweet gas to the Company for sales to its midstream partner. On August 11, 2025, the AGI facility notified us of immediate cessation of operations, citing that “continued operation of the System is neither economically viable nor prudent.” In response, we are temporarily shutting in a portion of our Monument Draw field and are working to redirect our gas production to alternative gas processing options readily available in the immediate vicinity of our operations.

Results of Operations

Average daily net production and total operating revenue during the second quarter of 2025 were 12,989 Boe/d (49% oil) and $42.8 million, respectively, as compared to production and revenue of 12,857 Boe/d (49% oil) and $49.1 million, respectively, during the second quarter of 2024. The decrease in revenues in the second quarter of 2025 as compared to the second quarter of 2024 is primarily attributable to a $5.93 decrease per Boe in average realized prices (excluding the impact of hedges) partially offset by an approximate 132 Boe/d increase in average daily production. Excluding the impact of hedges, Battalion realized 98.0% of the average NYMEX oil price during the second quarter of 2025. Realized hedge gains totaled approximately $4.3 million during the second quarter of 2025.

Lease operating and workover expense was $10.98 per Boe in the second quarter of 2025 versus $10.22 per Boe in the second quarter of 2024. The increase in lease operating and workover expense per Boe year-over-year is primarily a result of increased workover activity. Gathering and other expenses were $9.27 per Boe in the second quarter of 2025 versus $10.36 per Boe in the second quarter of 2024. The decrease in gathering and other expenses per Boe is primarily related to progress made at the central production facilities yielding lower labor and repair costs as well as increased throughput and overall production volumes being treated by the AGI facility during 2025.  General and administrative expenses were $2.17 per Boe in the second quarter of 2025 compared to $2.85 per Boe in the second quarter of 2024. The decrease in general and administrative expenses for the second quarter of 2025 is primarily due to lower merger costs. Excluding non-recurring charges, general and administrative expenses would have been $2.11 per Boe in the second quarter of 2025 compared to $2.49 per Boe in the second quarter of 2024.

For the second quarter of 2025, the Company reported a net loss available to common stockholders of $3.5 million and a net loss of $0.21 per share available to common stockholders. After adjusting for selected items, the Company reported an adjusted diluted net loss available to common stockholders for the second quarter of 2025 of $10.6 million or an adjusted diluted net loss of $0.65 per common share (see Reconciliation for additional information). Adjusted EBITDA during the second quarter ended June 30, 2025 was $18.1 million as compared to $15.6 million during the quarter ended June 30, 2024 (see Adjusted EBITDA Reconciliation table for additional information).

Liquidity and Balance Sheet

As of June 30, 2025, the Company had $219.4 million of term loan indebtedness outstanding and total liquidity made up of cash and cash equivalents of $44.6 million.

For additional details on liquidity, financial position, and recent developments, please refer to Management’s Discussion and Analysis and Risk Factors included in Battalion’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 and its Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements. Forward-looking statements include, among others, statements about anticipated production, liquidity, capital spending, drilling and completion plans, and forward guidance. Forward-looking statements may often, but not always, be identified by the use of such words such as "expects", "believes", "intends", "anticipates", "plans", "estimates", “projects,” "potential", "possible", or "probable" or statements that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved. Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov or through the Company's website at www.battalionoil.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company's expectations.

About Battalion

Battalion Oil Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

Contact

Matthew B. Steele

Chief Executive Officer & Principal Financial Officer

832-538-0300

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Operating revenues:
Oil, natural gas and natural gas liquids sales:
Oil	$36,291	$45,699	$75,991	$88,128
Natural gas	935	(2,119)	3,758	(72)
Natural gas liquids	5,350	5,503	10,212	10,559
Total oil, natural gas and natural gas liquids sales	42,576	49,083	89,961	98,615
Other	236	21	326	359
Total operating revenues	42,812	49,104	90,287	98,974

Operating expenses:
Production:
Lease operating	10,670	11,005	21,028	22,591
Workover and other	2,309	951	3,742	1,839
Taxes other than income	2,522	3,349	5,322	6,340
Gathering and other	10,958	12,126	22,958	29,412
General and administrative	2,567	3,340	6,980	7,411
Depletion, depreciation and accretion	13,939	13,213	27,019	26,238
Total operating expenses	42,965	43,984	87,049	93,831
(Loss) income from operations	(153)	5,120	3,238	5,143

Other income (expenses):
Net gain (loss) on derivative contracts	11,548	1,223	20,850	(22,964)
Interest expense and other	(6,599)	(6,448)	(13,269)	(13,486)
Total other income (expenses)	4,949	(5,225)	7,581	(36,450)
Income (loss) income before income taxes	4,796	(105)	10,819	(31,307)
Income tax benefit (provision)	—	—	—	—
Net income (loss)	$4,796	$(105)	$10,819	$(31,307)
Preferred dividends	(8,270)	(8,586)	(20,090)	(14,218)
Net loss available to common stockholders	$(3,474)	$(8,691)	$(9,271)	$(45,525)

Net loss per share of common stock available to common stockholders:
Basic	$(0.21)	$(0.53)	$(0.56)	$(2.77)
Diluted	$(0.21)	$(0.53)	$(0.56)	$(2.77)
Weighted average common shares outstanding:
Basic	16,457	16,457	16,457	16,457
Diluted	16,457	16,457	16,457	16,457

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	June 30, 2025	December 31, 2024
Current assets:
Cash and cash equivalents	$44,621	$19,712
Accounts receivable, net	24,464	26,298
Assets from derivative contracts	13,717	6,969
Restricted cash	91	91
Prepaids and other	569	982
Total current assets	83,462	54,052
Oil and natural gas properties (full cost method):
Evaluated	876,736	816,186
Unevaluated	49,091	49,091
Gross oil and natural gas properties	925,827	865,277
Less: accumulated depletion	(523,500)	(497,272)
Net oil and natural gas properties	402,327	368,005
Other operating property and equipment:
Other operating property and equipment	4,677	4,663
Less: accumulated depreciation	(2,696)	(2,455)
Net other operating property and equipment	1,981	2,208
Other noncurrent assets:
Assets from derivative contracts	6,344	4,052
Operating lease right of use assets	1,000	453
Other assets	3,667	2,278
Total assets	$498,781	$431,048

Current liabilities:
Accounts payable and accrued liabilities	$62,286	$52,682
Liabilities from derivative contracts	4,483	12,330
Current portion of long-term debt	22,553	12,246
Operating lease liabilities	720	406
Total current liabilities	90,042	77,664
Long-term debt, net	191,467	145,535
Other noncurrent liabilities:
Liabilities from derivative contracts	4,764	6,954
Asset retirement obligations	19,812	19,156
Operating lease liabilities	307	84
Commitments and contingencies
Temporary equity:
Redeemable convertible preferred stock: 138,000 shares	197,625	177,535
of $0.0001 par value authorized, issued and outstanding
at June 30, 2025 and December 31, 2024
Stockholders' equity:
Common stock: 100,000,000 shares of $0.0001 par value authorized;
16,456,563 shares issued and outstanding at June 30, 2025 and
December 31, 2024	2	2
Additional paid-in capital	268,818	288,993
Accumulated deficit	(274,056)	(284,875)
Total stockholders' (deficit) equity	(5,236)	4,120
Total liabilities, temporary equity and stockholders' equity	$498,781	$431,048

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income (loss)	$4,796	$(105)	$10,819	$(31,307)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depletion, depreciation and accretion	13,939	13,213	27,019	26,238
Stock-based compensation, net	—	36	(109)	135
Unrealized (gain) loss on derivative contracts	(7,248)	(4,434)	(19,076)	15,327
Amortization/accretion of financing related costs	397	1,689	792	3,390
Accrued settlements on derivative contracts	23	(659)	(537)	774
Change in fair value of embedded derivative liability	—	(437)	—	(1,365)
Other	56	(91)	109	179
Cash flows from operations before changes in working capital	11,963	9,212	19,017	13,371
Changes in working capital	(1,758)	20,612	3,919	20,370
Net cash provided by operating activities	10,205	29,824	22,936	33,741

Cash flows from investing activities:
Oil and natural gas capital expenditures	(33,290)	(20,250)	(53,090)	(44,849)
Proceeds received from sale of oil and natural gas assets	—	7,015	—	7,015
Acquisition of oil and natural gas properties	—	(47)	—	(47)
Contract asset	—	(560)	—	(7,795)
Other operating property and equipment capital expenditures	(8)	(9)	(14)	(17)
Other	(64)	(6)	(370)	(13)
Net cash used in investing activities	(33,362)	(13,857)	(53,474)	(45,706)

Cash flows from financing activities:
Proceeds from borrowings	—	—	63,000	—
Repayments of borrowings	(5,652)	(29,827)	(5,678)	(39,853)
Debt issuance costs	(138)	—	(1,875)	—
Payment of debt financing costs	—	—	—	(129)
Proceeds from issuance of preferred stock	—	19,349	—	38,849
Merger deposit	—	—	—	10,000
Net cash (used in) provided by financing activities	(5,790)	(10,478)	55,447	8,867

Net (decrease) increase in cash, cash equivalents and restricted cash	(28,947)	5,489	24,909	(3,098)

Cash, cash equivalents and restricted cash at beginning of period	73,659	49,032	19,803	57,619
Cash, cash equivalents and restricted cash at end of period	$44,712	$54,521	$44,712	$54,521

BATTALION OIL CORPORATION

SELECTED OPERATING DATA (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Production volumes:
Crude oil (MBbls)	584	577	1,153	1,143
Natural gas (MMcf)	2,136	1,929	3,935	4,109
Natural gas liquids (MBbls)	242	271	444	524
Total (MBoe)	1,182	1,170	2,253	2,352
Average daily production (Boe/d)	12,989	12,857	12,448	12,923

Average prices:
Crude oil (per Bbl)	$62.14	$79.20	$65.91	$77.10
Natural gas (per Mcf)	0.44	(1.10)	0.96	(0.02)
Natural gas liquids (per Bbl)	22.11	20.31	23.00	20.15
Total per Boe	36.02	41.95	39.93	41.93

Cash effect of derivative contracts:
Crude oil (per Bbl)	$1.04	$(14.03)	$(2.93)	$(13.20)
Natural gas (per Mcf)	1.73	2.53	1.31	1.81
Natural gas liquids (per Bbl)	—	—	—	—
Total per Boe	3.64	(2.74)	0.79	(3.25)

Average prices computed after cash effect of settlement of derivative contracts:
Crude oil (per Bbl)	$63.18	$65.17	$62.98	$63.90
Natural gas (per Mcf)	2.17	1.43	2.27	1.79
Natural gas liquids (per Bbl)	22.11	20.31	23.00	20.15
Total per Boe	39.66	39.21	40.72	38.68

Average cost per Boe:
Production:
Lease operating	$9.03	$9.41	$9.33	$9.61
Workover and other	1.95	0.81	1.66	0.78
Taxes other than income	2.13	2.86	2.36	2.70
Gathering and other	9.27	10.36	10.19	12.51
General and administrative, as adjusted (1)	2.11	2.49	2.54	2.53
Depletion	11.47	10.95	11.64	10.82

(1) Represents general and administrative costs per Boe, adjusted for items noted in the reconciliation below:

General and administrative:
General and administrative, as reported	$2.17	$2.85	$3.10	$3.15
Stock-based compensation:
Non-cash	—	(0.03)	(0.02)	(0.06)
Non-recurring charges and other:
Cash	(0.06)	(0.33)	(0.54)	(0.56)
General and administrative, as adjusted(2)	$2.11	$2.49	$2.54	$2.53

Total operating costs, as reported	$24.55	$26.29	$26.64	$28.75
Total adjusting items	(0.06)	(0.36)	(0.56)	(0.62)
Total operating costs, as adjusted(3)	$24.49	$25.93	$26.08	$28.13

(2)	General and administrative, as adjusted, is a non-GAAP measure that excludes non-cash stock-based compensation charges relating to equity awards under our incentive stock plan, as well as other cash charges associated with non-recurring charges and other. The Company believes that it is useful to understand the effects that these charges have on general and administrative expenses and total operating costs and that exclusion of such charges is useful for comparison to prior periods.
(3)	Represents lease operating expense, workover and other expense, taxes other than income, gathering and other expense and general and administrative costs per Boe, adjusted for items noted in the reconciliation above.

BATTALION OIL CORPORATION

RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
As Reported:
Net (loss) income available to common stockholders - diluted (1)	$(3,474)	$(8,691)	$(9,271)	$(45,525)

Impact of Selected Items:
Unrealized loss (gain) on derivatives contracts:
Crude oil	$(16,782)	$(4,847)	$(22,326)	$16,570
Natural gas	9,534	413	3,250	(1,243)
Total mark-to-market non-cash charge	(7,248)	(4,434)	(19,076)	15,327
Change in fair value of embedded derivative liability	—	(436)	—	(1,364)
Non-recurring charges	73	384	1,222	1,321
Selected items, before income taxes	(7,175)	(4,486)	(17,854)	15,284
Income tax effect of selected items	—	—	—	—
Selected items, net of tax	(7,175)	(4,486)	(17,854)	15,284

Net loss available to common stockholders, as adjusted (2)	$(10,649)	$(13,177)	$(27,125)	$(30,241)

Diluted net income (loss) per common share, as reported	$(0.21)	$(0.53)	$(0.56)	$(2.77)
Impact of selected items	(0.44)	(0.27)	(1.09)	0.93
Diluted net loss per common share, excluding selected items (2)(3)	$(0.65)	$(0.80)	$(1.65)	$(1.84)

Net cash provided by (used in) operating activities	$10,205	$29,824	$22,936	$33,741
Changes in working capital	1,758	(20,612)	(3,919)	(20,370)
Cash flows from operations before changes in working capital	11,963	9,212	19,017	13,371
Cash components of selected items	50	1,043	1,759	547
Income tax effect of selected items	—	—	—	—
Cash flows from operations before changes in working capital, adjusted for selected items (1)	$12,013	$10,255	$20,776	$13,918

(1)	Amount reflects net (loss) income available to common stockholders on a diluted basis for earnings per share purposes as calculated using the two-class method of computing earnings per share which is further described in Note 15, Earnings Per Share in our Form 10-K for the year ended December 31, 2024.
(2)	Net (loss) income per share excluding selected items and cash flows from operations before changes in working capital adjusted for selected items are non-GAAP measures presented based on management's belief that they will enable a user of the financial information to understand the impact of these items on reported results. These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income, earnings per share and cash flows from operations, as defined by GAAP. These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.
(3)	The impact of selected items for the three months ended June 30, 2025 and 2024 were calculated based upon weighted average diluted shares of 16.5 million due to the net (loss) income available to common stockholders, excluding selected items.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

Net income (loss), as reported	$4,796	$(105)	$10,819	$(31,307)
Impact of adjusting items:
Interest expense	7,341	7,610	14,530	16,001
Depletion, depreciation and accretion	13,939	13,213	27,019	26,238
Stock-based compensation	—	36	48	135
Interest income	(764)	(634)	(1,343)	(1,335)
Unrealized loss (gain) on derivatives contracts	(7,248)	(4,434)	(19,076)	15,327
Change in fair value of embedded derivative liability	—	(436)	—	(1,364)
Non-recurring charges and other	73	384	1,222	1,321
Adjusted EBITDA(1)	$18,137	$15,634	$33,219	$25,016

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net (loss) income. This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	June 30, 2025	March 31,2025	December 31, 2024	September 30, 2024

Net income (loss), as reported	$4,796	$6,023	$(22,202)	$21,628
Impact of adjusting items:
Interest expense	7,341	7,189	6,135	6,873
Depletion, depreciation and accretion	13,939	13,080	14,155	12,533
Impairment of contract asset	—	—	18,511	—
Stock-based compensation	—	48	12	5
Interest income	(764)	(579)	(278)	(509)
Loss (gain) on extinguishment of debt	—	—	7,489
Unrealized loss (gain) on derivatives contracts	(7,248)	(11,828)	1,648	(28,091)
Change in fair value of embedded derivative liability	—	—	(761)	41
Merger Termination Payment	—	—	(10,000)	—
Non-recurring charges (credits) and other	73	1,149	3,310	978
Adjusted EBITDA(1)	$18,137	$15,082	$18,019	$13,458

Adjusted LTM EBITDA(1)	$64,696

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net (loss) income. This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	June 30, 2024	March 31,2024	December 31, 2023	September 30, 2023

Net (loss) income, as reported	$(105)	$(31,203)	$32,688	$(53,799)
Impact of adjusting items:
Interest expense	7,610	8,391	8,917	9,219
Depletion, depreciation and accretion	13,213	13,025	12,337	13,426
Stock-based compensation	36	99	161	(686)
Interest income	(634)	(701)	(525)	(293)
Unrealized loss (gain) on derivatives contracts	(4,434)	19,761	(45,403)	46,805
Change in fair value of embedded derivative liability	(436)	(928)	529	(1,878)
Non-recurring charges (credits) and other	384	937	1,268	831
Adjusted EBITDA(1)	$15,634	$9,381	$9,972	$13,625

Adjusted LTM EBITDA(1)	$48,612

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.